UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 17, 2025

Solo Brands, Inc.
(Exact Name of Registrant as Specified in its Charter)
Commission File Number 001-40979

Delaware		87-1360865
State or Other Jurisdiction of Incorporation or Organization		I.R.S. Employer Identification No.

1001 Mustang Dr.
Grapevine,	TX	76051
Address of Principal Executive Offices		Zip Code
(817) 900-2664
Registrant’s Telephone Number, Including Area Code

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	SBDS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On December 17, 2025, Solo Brands, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Solo Stove Holdings, LLC (“Holdings”) and Solo Merger Sub LLC (“Merger Sub”), a subsidiary of the Company and SP SS Blocker Purchaser, LLC

(“Blocker”), formed for the sole purpose of merging with and into Holdings. Pursuant to the Merger Agreement, effective January 1, 2026 (the “Effective Time”), Merger Sub will be merged with and into Holdings, with Holdings continuing as the surviving entity (the “Merger”) as a wholly owned subsidiary of the Company. The Merger is part of a series of transactions the Company is conducting to simplify its organizational structure and eliminate the Company’s umbrella partnership-C corporation (UP-C) structure (the “Corporate Simplification”).

Pursuant to the Merger Agreement, at the Effective Time, each of the issued and outstanding limited liability company units of Holdings (the “LLC Units”) beneficially owned by members of Holdings will be cancelled and converted automatically into a right to receive one share of the Company’s Class A common stock, except for any LLC Units beneficially owned by either the Company or Blocker, which will be cancelled for no consideration in accordance with the Merger Agreement and Holdings’ Amended and Restated Limited Liability Company Agreement (the “LLCA”). At the Effective Time, the limited liability company interests of Merger Sub will be converted into limited liability company interests of Holdings as the surviving entity, resulting in Holdings continuing as a wholly owned subsidiary of the Company. In addition, immediately following the Effective Time, all of the issued and outstanding shares of the Company’s Class B common stock will be retired and cancelled in accordance with the Company’s Amended and Restated Certificate of Incorporation and the LLCA. As a result, upon completion of the Merger, there will be no LLC Units or shares of Class B common stock of the Company outstanding.

The Merger and related transactions will not terminate, or otherwise accelerate or modify, the obligations of the Company under the Tax Receivable Agreement, dated as of October 27, 2021, by and among the Company, Holdings and the other parties from time to time party thereto.

The foregoing summary of the Merger Agreement and the related transactions is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is attached as Exhibit 2.1 hereto.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibits
2.1*	Agreement and Plan of Merger, dated December 17, 2025, by and between Solo Merger Sub LLC, Solo Stove Holdings, LLC and Solo Brands, Inc.
104	Cover Page Interactive Data File embedded within the Inline XBRL document
* Certain exhibits have been omitted pursuant to Item 601(a)(5) or Item 601(b)(2)(ii), as may be applicable, of Regulation S-K and will be furnished on a supplemental basis to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Solo Brands, Inc.
(Registrant)

Date:	December 17, 2025	By:	/s/ Chris Blevins
Chris Blevins
General Counsel